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                                                                    Exhibit 23.5
                                                                    ------------
                         KEEFE, BRUYETTE & WOODS, INC.

KBW

                         Specialists in Banking & Financial Services
                         ONE FINANCIAL PLAZA. HARTFORD, CONN. 06103
                         (860) 541-6700. (800) 726-0006

                   CONSENT OF KEEFE, BRUYETTE & WOODS, INC.
                   ----------------------------------------



     We hereby consent to the use of our letter to the Board of Directors of Eagle Financial Corp. to be included as an exhibit to the Proxy Statement, and to all references to our firm in such Proxy Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.



March 13, 1997                            By: /s/ Frederick W. Wassmundt
                                              --------------------------
                                              Frederick W. Wassmundt
                                              Vice President


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